                                  EXHIBIT 10(a)

                        GOLDEN WEST FINANCIAL CORPORATION
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                   (As Amended and Restated February 2, 1996)
                        (As Further Amended May 1, 2001)

                                    ARTICLE I

                                     GENERAL

1.         Purpose.

           This 1996 Stock Option Plan (the "Plan") is intended to increase incentive and to encourage stock ownership on the part of (i) selected key employees of Golden West Financial Corporation (the "Company") or of other corporations which are or become subsidiaries of the Company, and (ii) certain consultants, advisory board members, and other independent contractors who provide services to the Company or its subsidiaries, but who are neither employees of the Company or its subsidiaries nor directors of the Company ("consultants"). It is also the purpose of the Plan to provide such employees and consultants with a proprietary interest, or to increase their proprietary interest, in the Company and its subsidiaries, and to encourage them to remain in the employ of and/or to increase their efforts on behalf of the Company or its subsidiaries. It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), and that certain other options granted pursuant to the Plan shall not constitute incentive stock options ("nonqualified stock options"). Prior to February 2, 1996, the Plan was known as the 1987 Stock Option Plan.

2.         Administration.

           The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of Golden West Financial Corporation (the "Board"). The Committee shall from time to time at its discretion make determinations with respect to the persons to whom options shall be granted and the amount of such options. The Committee shall consist of not fewer than two members of the Board. The Committee shall be comprised solely of Directors who both are (i) "outside directors" under section 162(m) of the Code and (ii) "disinterested persons" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

           The Committee may delegate to the CEO of the Company or such other Board member or members as the Committee may specify from time to time the authority to grant options under the Plan, provided (a) the grants made to any one person pursuant to the delegated authority of this paragraph shall not exceed 5,000 options to that person in a calendar year; (b) the grants made pursuant to this paragraph are to persons who are not employees of the Company or, if they are employees, are below the level of Group Senior Vice President; and (c) grants shall not be made pursuant to this paragraph to individuals who
(i) are subject to Section 16 of the Securities Exchange Act of 1934, or (ii) are subject to the limitation on deductible compensation found in Section 162(m) of the Code. The Committee shall receive a periodic summary of the grants made pursuant to this paragraph and may revoke at any time the delegated authority hereunder.

           The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.         Eligibility.

           Subject to Section 2 of this Article I, the persons who shall be eligible to receive options under the Plan shall be such persons selected by the Committee from among the officers, key employees (including directors who are also salaried employees of the Company) and consultants of the Company, as may be determined by the Committee in its sole discretion. Notwithstanding any contrary provision of the Plan, consultants shall not be eligible to receive incentive stock options.

           Except where the context otherwise requires, the term "Company," as used herein, shall include (i) Golden West Financial Corporation and (ii) [any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with Golden West Financial Corporation (each a "subsidiary corporation")], and the terms "officers, key employees and consultants of the Company," and words of similar import, shall include officers, key employees and consultants of each such subsidiary corporation, as well as officers, key employees and consultants of Golden West Financial Corporation.

4.         Shares of Stock Subject to the Plan.

           The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's common stock (the "Common Stock"). The aggregate number of shares, which may be issued under the Plan, shall not exceed 7,000,000 shares of Common Stock, unless an adjustment is required in accordance with Article III.

           If an option expires or is cancelled for any reason without having been fully exercised or vested, the number of shares subject to such option, which were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an option granted hereunder (to the same person or to a different person).

5.         Amendment of the Plan.

           The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, if and to the extent required to maintain the Plan's qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted to such individual.

6.         Term of Plan.

           The Plan, as amended and restated herein, shall remain in effect until amended or terminated by the Board in accordance with Section 5 of Article
I. However, without further stockholder approval, no option, which is intended to be an incentive stock option, may be granted under the Plan after February 1, 2006.

7.         Restrictions.

           All options granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such options or the issuance, if any, or purchase of shares in connection therewith, such options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.         Nonassignability.

           No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by such optionee, and no other person shall acquire any rights therein.

9.         Withholding Taxes.

           Whenever shares of Common Stock are to be issued under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

10.        Definition of "Fair Market Value."

           For the purposes of this Plan, the term "Fair Market Value," when used in reference to the date of grant of an option or the date of surrender of Common Stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall mean the closing sale price of the Common Stock quoted on the Composite Tape for New York Stock Exchange--Listed Stocks, as published in "The Wall Street Journal," or if no sale price was quoted on such date, then as of the next preceding date on which such a sale price was quoted. If the Common Stock is not listed on the New York Stock Exchange, Fair Market Value shall mean the mean between the highest and lowest sale prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, as published in "The Wall Street Journal" and determined by the Committee, or, if such stock is not listed on any such securities exchange, the mean between the highest and lowest sale prices or bid quotations with respect to a share of such stock on the date such option is granted on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system or, if no such sale prices or quotations are available, the Fair Market Value on the date in question of a share of such stock as determined in good faith by the Committee.

                                   ARTICLE II

                                  STOCK OPTIONS

1.         Award of Stock Options.

           Awards of stock options may be made under the Plan under all the terms and conditions contained herein. However, the aggregate Fair Market Value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time by such officer or key employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. The nature of options under the foregoing sentence shall be determined by taking options into account in the order in which they were granted. In no event shall an option constitute an incentive stock option if, at the time such option is granted, the terms of the option provide that it shall not constitute an incentive stock option. The date on which any option is granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized.

2.         Term of Options and Effect of Termination.

           Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. In addition, notwithstanding any other provision of the Plan, no incentive stock option granted under the Plan to a person who, at the time such option is granted and in accordance with Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be exercisable after the expiration of five (5) years from the date of its grant.

3.         Terms and Conditions of Options.

           Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time determine, which agreements shall contain such terms and conditions as determined by the Committee in its sole discretion and which also shall comply with the following terms and conditions.

           (A) Optionee's Agreement.

           Each optionee shall agree to remain in the employ of and/or to render to the Company his or her services for a period of two (2) years from the date of the option, but such agreement shall not impose upon the Company any obligation to retain the optionee in its employee and/or service for any period.

           (B) Number of Shares and Type of Option.

           Each option agreement shall state the number of shares to which the option pertains and whether the option is intended to be an incentive stock option or a nonqualified stock option. During any calendar year, no individual shall be granted options covering more than 300,000 shares. An option, which is intended to be an incentive stock option, may be granted only to an individual who on the grant date is an employee of Golden West Financial Corporation or of a corporation, which constitutes a subsidiary corporation (within the meaning of Section 424(f) of the Code) of Golden West Financial Corporation.

           (C) Option Price.

           Each option agreement shall state the option price per share (or the method by which such price shall be computed). The option price per share shall not be less than 100% of the Fair Market Value of a share of the Common Stock on the date such option is granted. Notwithstanding the foregoing, the option price per share of an incentive stock option granted to a person who, on the date of such grant and in accordance with Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be not less than 110% of the Fair Market Value of a share of the Common Stock on the date that the option is granted.

           (D) Medium and Time of Payment.

           The option price shall be payable upon the exercise of an option in the legal tender of the United States or, in the discretion of the Committee,
(i) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total option price, or (ii) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the shares, and to be consistent with the purposes of the Plan. Upon receipt of payment, the Company shall deliver to the optionee (or the person entitled to exercise the option) a certificate or certificates for the shares of Common Stock to which the option pertains.

           (E) Exercise of Options.

           Each option shall state the time or times when it becomes exercisable, which shall be determined by the Committee. The Committee may, in its discretion, waive any vesting provisions contained in an option agreement.

           To the extent that an option has become vested (except as provided in Article III), and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may be authorized by the option agreement; provided, however, that no partial exercise of an option shall be for fewer than fifty (50) shares of Common Stock. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and May thereafter be exercised as herein provided.

           (F) Termination and Transfer of Options.

           In connection with the grant of any option under the Plan, the Committee may provide in the option agreement for the termination of all or any portion of an option under certain circumstances, including, without limitation, termination of the recipient's employment or service as a result of resignation, retirement, disability or death, or for cause, and may distinguish among various causes of termination as the Committee deems appropriate. In addition, the Committee may provide, through an option agreement or otherwise, that in the event an optionee's employment (or other service for the Company) is terminated,
(i) such optionee's options may be exercised (by the optionee or, if appropriate, his or her beneficiary or personal representative) for specified periods thereafter within the option period, or (ii) to the extent not fully exercisable or otherwise vested on the termination date, such optionee's options may continue to become exercisable within the option period.

                                   ARTICLE III

                      RECAPITALIZATION AND REORGANIZATIONS

           The number of shares of Common Stock covered by the Plan, and the number of shares and price per share of each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

           If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation (a "Terminating Transaction") shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided, however, that each optionee in the event of a Terminating Transaction which will cause his or her option to terminate shall have the right immediately prior to such Terminating Transaction to exercise such option in whole or in part, subject to every limitation on the exercisability of such option, other than any vesting provisions not required by the Code.

           To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

           The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

1.   Rights as a Stockholder.

     An optionee or a transferee of an option shall have no rights as a stockholder of the Company with respect to any shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 9 of Article I) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Article III.

2.   Other Provisions.

     The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Committee shall deem advisable.

3.   Application of Funds.

     The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

4.   No Obligation to Exercise Option.

     The granting of an option shall impose no obligation upon the optionee or a transferee of the option to exercise such option.

                                  EXHIBIT 10(e)

                        SUPPLEMENTAL RETIREMENT AGREEMENT
                                     Between
                        GOLDEN WEST FINANCIAL CORPORATION
                                       And
                                 Michael Roster
                                   (Employee)

           THIS AGREEMENT is effective as of February 15, 2000, by and between Golden West Financial Corporation, a California corporation, on behalf of itself and its subsidiary corporations ("Golden West"), and the above-named Employee.
                                                         W I T N E S S E T H:
           WHEREAS, Employee is employed by Golden West or one of its subsidiaries, and
           WHEREAS, Golden West recognizes that Employee is a valuable management employee and Golden West desires to reward and retain the services of
Employee:
           NOW, THEREFORE, the parties agree as follows:

           1.  Supplemental Retirement

               For purposes hereof the "Principal Sum" is the amount so described and set forth in Schedule A hereto. Subject to the provisions of paragraph 3 below, Golden West agrees to pay to Employee or Employee's named beneficiary or estate, in installments as hereafter set forth, an amount equal to that percentage of the Principal Sum (if any) as is set forth on Schedule A after the date upon which Employee's employment with Golden West and all of its subsidiaries terminates. Notwithstanding the foregoing, but subject to the provisions of paragraph 3 below, if Employee's employment is terminated at any time after the date hereof and prior to full vesting as set forth in Schedule A by reason of his death, then Golden West agrees to pay to Employee's named beneficiary or his estate, in installments as hereafter set forth and in lieu of the amount determined pursuant to the preceding sentence, the full Principal Sum.
           2.  Time of Payments

               Subject to the provisions of paragraph 3 below, the amount provided for in paragraph 1 hereof shall be paid without interest in 240 equal, consecutive, semi-monthly installments over a ten-year period, commencing on the Commencement Date. The Commencement Date shall be the first day of the month following the death of Employee or the date upon which Employee reaches age 65, whichever is earlier.

           3.  Cashouts of Small Sums

               If the lump sum present value of the amount that remains to be paid as of the date of Employee's termination of employment with Golden West and all of its subsidiaries is less than or equal to $3,500, then in lieu of any payments that would otherwise subsequently be due under paragraphs 1 and 2 above, Golden West shall make a single lump sum cash payment to Employee (or Employee's beneficiary or estate, if Employee has died between date of termination of employment with Golden West and date of lump sum payment) of an amount equal to the present value (determined as of the date of Employee's termination of employment) of the 240 payments the employee would have otherwise received starting at age 65. For purposes of computing the present value of the future payments, Golden West shall use as a discount rate, the yield (determined at the date of employee's termination of employment) on the U.S. Treasury Security with a maturity date closest to the mid-point of the ten year term during which the employee would have received the 240 payments. Such lump sum payment shall be made as soon as practicable after Employee's termination of employment.

           4.  Recipient of Payments

               Payments provided to be made hereunder shall be made to Employee so long as he shall be living, and thereafter to such beneficiary as Employee may designate in a writing filed with Golden West, and if no beneficiary has been so designated by Employee, or if the beneficiary so designated is deceased at the time payment is due and no successor beneficiary has been so designated who is then surviving, then to Employee's estate.

           5.  Life Insurance

               Golden West in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Employee, in such amounts and in such forms as Golden West may determine. Employee shall have no direct or indirect interest whatsoever in any such policy or policies, but at the request of Golden West Employee shall submit to medical examination and supply such information and execute such documents as may be required by the insurance company or companies to which Golden West applies for insurance. The rights of Employee, or his beneficiary, or estate, to benefits under this Agreement shall be solely those of an unsecured creditor of Golden West. Any insurance policy or other assets held by Golden West or any of its subsidiaries in connection with the liabilities assumed pursuant to this Agreement shall not be deemed to be held under any trust for the benefit of Employee, or his beneficiary, or his estate, or to be security for the performance of the obligations of Golden West but shall be, and remain, general, unpledged, and unrestricted assets of Golden West.

           6.  Nonalienability of Benefits

               No portion of the benefits payable hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge.

           7.  State of Agreements

               The benefits payable hereunder shall be independent of, and in addition to, any compensation or other benefit payable under any other agreement or plan relating to Employee's employment that may exist from time to time. Nothing contained herein shall restrict the right of Golden West or any of its subsidiaries to discharge Employee, or restrict the right of Employee to terminate his employment.

           IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                               GOLDEN WEST FINANCIAL CORPORATION

                                               By /s/ Carl M. Andersen
                                               ---------------------------------
                                               Carl M. Andersen
                                               Group Senior Vice President


                                               Employee
                                               /s/ Michael Roster
                                               ---------------------------------
                                               Michael Roster

                                  SCHEDULE "A"
                                       To
                        SUPPLEMENTAL RETIREMENT AGREEMENT


EMPLOYEE:                                  Michael Roster

PRINCIPAL SUM:                             $2,000,000

FULL VESTING PERIOD:                       10 Years Commencing February 15, 2000


Vesting Percentage: If the Employee's employment with Golden West Financial Corporation and all of its subsidiaries terminates before the full vesting period is completed, partial vesting of the principal sum will be as follows:


                                   6.66 %  per year for years  1 - 5

                                   13.33 %  per year for years  6 - 10


The vesting percentages set forth above shall be prorated for any partial year of employment with Golden West or any of its subsidiaries prior to the completion of the full vesting period.

                                  EXHIBIT 10(g)

                        SUPPLEMENTAL RETIREMENT AGREEMENT
                                     Between
                        GOLDEN WEST FINANCIAL CORPORATION
                                       And
                                 (Employee Name)
                                   (Employee)

           THIS AGREEMENT is effective as of ________ __, 200__, by and between Golden West Financial Corporation, a Delaware corporation, on behalf of itself and its subsidiaries (collectively, "Golden West"), and the above-named Employee.
                              W I T N E S S E T H:
           WHEREAS, Employee is employed by Golden West; and WHEREAS, Golden West recognizes that Employee is a valuable management employee and Golden West desires to reward and retain the services of Employee.
           NOW, THEREFORE, the parties agree as follows:
           1.  Supplemental Retirement
               For purposes hereof, the "Principal Sum" is the amount so described and set forth in Schedule A hereto. Subject to the provisions of paragraph 3 below, Golden West agrees to pay to Employee or Employee's named beneficiary or estate, in installments as hereafter set forth, an amount equal to that percentage of the Principal Sum (if any) as is set forth on Schedule A as of the first date upon which (a) Employee's employment with Golden West terminates, or (b) Employee ceases to work full-time (as defined from time to time by company policy) for Golden West. Notwithstanding the foregoing, but subject to the provisions of paragraph 3 below, if Employee's employment is terminated at any time after the date hereof and prior to full vesting as set forth in Schedule A by reason of his or her death, then Golden West agrees to pay to Employee's named beneficiary or his or her estate, in installments as hereafter set forth and in lieu of the amount determined pursuant to the preceding sentence, the full Principal Sum.
           2.  Time of Payments
               Subject to the provisions of paragraph 3 below, the amount provided for in paragraph 1 hereof shall be paid without interest in 240 equal, consecutive, semi-monthly installments over a ten-year period, commencing on the Commencement Date. The Commencement Date shall be the first day of the month following the death of Employee or the date upon which Employee reaches age 65, whichever is earlier.
           3.  Cashouts of Small Sums
               If the lump sum present value of the amount that remains to be paid as of the date of Employee's termination of employment with Golden West is less than or equal to $3,500, then in lieu of any payments that would otherwise subsequently be due under paragraphs 1 and 2 above, Golden West shall make a single lump sum cash payment to Employee (or Employee's beneficiary or estate, if Employee has died between date of termination of employment with Golden West and date of lump sum payment) of an amount equal to the present value (determined as of the date of Employee's termination of employment) of the 240 payments the employee would have otherwise received starting at age 65. For purposes of computing the present value of the future payments, Golden West shall use as a discount rate, the yield (determined at the date of employee's termination of employment) on the U.S. Treasury Security with a maturity date closest to the mid-point of the ten-year term during which the employee would have received the 240 payments. Such lump sum payment shall be made as soon as practicable after Employee's termination of employment.
           4.  Recipient of Payments
               Payments provided to be made hereunder shall be made to Employee so long as he or she shall be living, and thereafter to such beneficiary as Employee may designate in a writing filed with Golden West, and if no beneficiary has been so designated by Employee, or if the beneficiary so designated is deceased at the time payment is due and no successor beneficiary has been so designated who is then surviving, then to Employee's estate.
           5.  Life Insurance
               Golden West in its discretion may apply for and procure as owner and for its own benefit insurance on the life of Employee, in such amounts and in such forms as Golden West may determine. Employee shall have no direct or indirect interest whatsoever in any such policy or policies, but at the request of Golden West, Employee shall submit to medical examination and supply such information and execute such documents as may be required by the insurance company or companies to which Golden West applies for insurance. The rights of Employee, or his or her beneficiary, or estate, to benefits under this Agreement shall be solely those of an unsecured creditor of Golden West. Any insurance policy or other assets held by Golden West in connection with the liabilities assumed pursuant to this Agreement shall not be deemed to be held under any trust for the benefit of Employee, or his or her beneficiary, or his or her estate, or to be security for the performance of the obligations of Golden West but shall be, and remain, general, unpledged, and unrestricted assets of Golden West.
           6.  Nonalienability of Benefits
               No portion of the benefits payable hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge.
           7.  State of Agreements
               The benefits payable hereunder shall be independent of, and in addition to, any compensation or other benefit payable under any other agreement or plan relating to Employee's employment that may exist from time to time. Nothing contained herein shall restrict the right of Golden West to discharge Employee, or restrict the right of Employee to terminate his or her employment.

           IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                               GOLDEN WEST FINANCIAL CORPORATION

                                               By
                                               ---------------------------------
                                               Carl M. Andersen
                                               Group Senior Vice President


                                               Employee

                                               ---------------------------------
                                               (Employee Name)

                                   SCHEDULE A
                                       To
                        SUPPLEMENTAL RETIREMENT AGREEMENT


EMPLOYEE:                              (Employee Name)

PRINCIPAL SUM:                         $__________

FULL VESTING PERIOD:                   __ Years Commencing ___________ __, 200__


Vesting Percentages:               The Principal Sum vests as follows:

                                   ____% per year for year 1

                                   ____% per year for years  2 - __

                                   ____% per year for years  __ - __

The vesting percentages set forth above shall be prorated for any partial year prior to the completion of the full vesting period.